EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: David Donaldson (205) 298-3220

VULCAN INCREASES QUARTERLY DIVIDEND ON COMMON SHARES

BIRMINGHAM, Ala., February 17, 2015 — The Board of Directors of Vulcan Materials Company (NYSE: VMC), at a meeting held on February 13, 2015, declared a quarterly dividend of ten cents per share on its common stock payable March 10, 2015 to shareholders of record February 24, 2015. The new quarterly dividend represents an increase of four cents per share.

Tom Hill, President and Chief Executive Officer said, “This dividend increase reflects the continued strength of our operations and demand throughout our markets, as well as our confidence in Vulcan’s ability to continue successfully executing on our strategic plan, which is designed to deliver sustainable, long-term value to our shareholders.”

Vulcan Materials Company, a member of the S&P 500 index, is the nation's largest producer of construction aggregates and a major producer of other construction materials. For additional information see www.vulcanmaterials.com.